AGREEMENT AND PLAN OF MERGER
                                 BY AND BETWEEN
                            PACIFIC INTERMEDIA, INC.
                                       AND
                        RAPTOR NETWORKS TECHNOLOGY, INC.
                        --------------------------------



THIS AGREEMENT AND PLAN OF MERGER ("Agreement") is dated as of August 23, 2003, by and between Pacific Intermedia, Inc. ("PFII"), a Colorado corporation whose principal place of business is located at 3354 South Flower Street, #61, Lakewood, Colorado 80227, such corporation being herein sometimes called the "Surviving Corporation", and Raptor Networks Technology, Inc. ("Raptor"), a California corporation whose principal place of business is located at 65 Enterprise Road, Aliso Viejo, California 92656, such corporation being herein sometimes called the "Disappearing Corporation," with PFII and Raptor being herein sometimes collectively called the "Constituent Corporations". This agreement replaces all preceding agreements.


SECTION 1.       NAME OF SURVIVING  CORPORATION;  ARTICLES OF INCORPORATION  AND
                 ---------------------------------------------------------------
                 BY-LAWS; BOARD OF DIRECTORS; OFFICERS
                 -------------------------------------

1.1   Name of Surviving  Corporation.  The  corporation  which shall survive the
      -------------------------------
      merger ("Merger") contemplated hereby is Pacific Intermedia, Inc., a Colorado corporation. However, immediately following the Effective Time (as defined in Section 3.2 hereof), the name of the Surviving Corporation shall be changed to "Raptor Networks Technology, Inc."

1.2   Articles of Incorporation  and By-laws:  The articles of incorporation and
      ---------------------------------------
      the by-laws of Pacific Intermedia, Inc. as in effect at the Effective Time (as defined in Section 3.2 hereof) shall from and after the Effective Time be the articles of incorporation and the by-laws of the Surviving Corporation until they are amended. Immediately following commencement of the Effective Time the articles of incorporation and the by-laws shall be amended such that the then-current articles of incorporation and by-laws of Raptor shall be adopted by the Surviving Corporation.

1.3   Board of Directors and  Officers:  The directors and officers of Raptor as
      ---------------------------------
      of the Effective Time shall be the directors and the officers of the Surviving Corporation, each to serve in each case until his respective successor shall have been elected and qualified. The directors and officers of PFII as of the Effective Time shall resign effective immediately following commencement of the Effective Time.







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






1.4   Employees and Consultants:  All employees of Raptor shall remain employees
      --------------------------
      of the Surviving Corporation following the Effective Time, at the sole discretion of the directors and officers of the Surviving Corporation. All employees of PFII as of the Effective Time shall be terminated effective immediately following commencement of the Effective Time.


SECTION 2.       STATUS AND CONVERSION OF SECURITIES
                 -----------------------------------

2.1   Stock of Disappearing Corporation:
      ----------------------------------

      (a)   Raptor Common and Preferred  Stock.  Each share of common stock, par
            -----------------------------------
            value $0.001 per share, of Raptor ("Raptor Common Stock") outstanding at the Effective Time shall, subject to compliance with
            Section 2.1(d), be converted into and exchanged for one (1) share of common stock, par value $0.001 per share, of PFII ("PFII Common Stock"), except that shares of Raptor Common Stock held in Raptor's treasury at the Effective Time, if any, shall be cancelled. Each share of Raptor Series C Convertible Preferred Stock ("Raptor Series C Stock"), par value $.50 per share, outstanding at the Effective Time shall, subject to compliance with Section 2.1(d), be converted into and exchanged for one (1) share of PFII Series C Convertible Preferred Stock, par value $.50 per share, except that shares of Raptor Series C Stock held in Raptor's treasury at the Effective Time, if any, shall be cancelled.

      (b)   Dissenter's Rights. Notwithstanding Section 2.1(a), no share of PFII
            -------------------
            Common Stock and/or PFII Series C Stock shall be issued in respect of any shares of Raptor Common Stock and/or Raptor Series C Stock, the holders of which shall object to the Merger in writing and demand payment of the value of their shares pursuant to the General Corporation Law of the State of California and as a result payment therefore is made, such holders to have only the rights provided by such law.

      (c)   Surrender and Exchange of Raptor Common Stock and/or Raptor Series C
            --------------------------------------------------------------------
            Stock. Subject to the provisions of Section 2.1(a) and 2.1(d), after
            ------
            the Effective Time each holder of an outstanding certificate or certificates ("Old Certificates") theretofore representing shares of Raptor Common Stock and/or Raptor Series C Stock, upon surrender thereof to Randall J. Lanham, Esq. ("Exchange Agent"), at 28562 Oso Parkway, Unit D, Rancho Santa Margarita, California 92688, shall be entitled to receive in exchange therefore a certificate or certificates ("New Certificates"), which PFII agrees to make available to the Exchange Agent as soon as practicable after the Effective Time, representing the number of whole shares of PFII Common Stock and/or, where applicable, Raptor Series C Stock rounded up to the nearest whole share into and for which the shares of Raptor Common Stock and/or Raptor Series C Stock theretofore represented by such surrendered Old Certificates have been converted. No certificates or scrip for fractional shares of PFII Common Stock and/or Series C Stock will be issued, no PFII stock split or dividend shall relate to any fractional share interest, and no such fractional share interest shall entitle the owner thereof to vote or to any rights of a shareholder of PFII.

      (d)   Endorsement  of Shares of Raptor Common Stock and/or Raptor Series C
            --------------------------------------------------------------------
            Stock.  The Old  Certificates  to be  surrendered  by the holders of
            ------
            Raptor Common Stock and/or Raptor Series C Stock shall be properly endorsed and otherwise in proper form for transfer in accordance with the share exchange instructions provided to the holders of such securities.

      (e)   Stock Transfers. As of the Effective Time, no transfer of the shares
            ----------------
            of Raptor Common Stock and/or Raptor Series C Stock outstanding prior to the Effective Time shall be made on the stock transfer book of the Surviving Corporation. If, after the Effective Time, Old Certificates are presented to the Surviving Corporation, they shall be exchanged pursuant to Section 2.1 (c).

2.2   Assumption and Recognition of Raptor  Options:  On and after the Effective
      ----------------------------------------------
      Time, PFII shall assume and recognize any vested or unvested stock options outstanding with respect to Raptor Common Stock and/or Raptor Series C Stock.

2.3   Nonassumption  or  Nonrecognition  of  PFII  Options:  On  and  after  the
      -----------------------------------------------------
      Effective Time, Raptor shall neither assume nor recognize any stock options outstanding with respect to PFII Common Stock. It is the intention of PFII to cause all outstanding stock options to be cancelled or exercised prior to the Effective Time.

2.4   Capital Stock of PFII. All issued shares of PFII Common Stock  outstanding
      ----------------------
      immediately prior to the Effective Time shall continue unchanged as securities of the Surviving Corporation.


SECTION 3.       STOCKHOLDER  APPROVALS;  BOARDS OF DIRECTORS'  RECOMMENDATIONS;
                 ---------------------------------------------------------------
                 FILING; EFFECTIVE TIME
                 ----------------------

3.1   Stockholder Approvals; Boards of Directors'  Recommendations:  Meetings of
      -------------------------------------------------------------
      the stockholders of Raptor and PFII shall be held in accordance with their respective articles and bylaws and general corporate law, in accordance with any and all applicable federal laws or regulations or SEC provisions, respectively, as promptly as possible, after at least 20 days' prior written notice thereof to the stockholders of the respective Constituent Corporations, in each case, among other things, to consider and vote upon the adoption and approval of this Agreement, the Merger and the other transactions, if any, contemplated hereby. In the event that either party hereto is able to obtain the written consent of the owners of a majority of its outstanding shares of capital stock in favor of the Merger, then no notice of a stockholders' meeting need be given to such party's stockholders and no proxies need to be solicited from such stockholders to accomplish the Merger. Subject to its fiduciary duty to its stockholders, the Board of Directors of PFII shall recommend to its stockholders that this Agreement, the Merger and the other transactions contemplated hereby, if any, be adopted and approved. Subject to its fiduciary duties to its stockholders, the Board of Directors of Raptor shall recommend to its stockholders that this Agreement, the Merger and the other transactions contemplated hereby, if any, be adopted and approved.

3.2   Filing;  Effective  Time:  As soon as  practicable  after the adoption and
      -------------------------
      approval of this Agreement, the Merger and the other transactions contemplated hereby, if any, by the respective stockholders of each of the Constituent Corporations (unless one or more of the conditions contained in Sections 7 and 8 have not then been fulfilled or waived, then as soon as practicable after the fulfillment or waiver of all such conditions), an appropriate certificate of merger in the form required by law shall be executed and filed in the office of the Secretary of State of the respective states, at which time the Merger shall become effective (the "Closing" or the "Effective Time"). The parties intend the Closing to take place no later than 5:00 p.m., Pacific Standard Time, on September 30, 2003.


SECTION 4.       CERTAIN EFFECTS OF THE MERGER
                 -----------------------------

4.1   Effects  of  Merger:  When the  Merger  becomes  effective,  the  separate
      --------------------
      existence of Raptor shall cease, Raptor shall be merged into PFII, and the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public or private nature, and shall be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all and singular, the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well for stock subscriptions as all other things in action or belonging to each of the Constituent Corporations shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectively as possible the property of the Surviving Corporation as they were of the several and respective Constituent Corporations; and the title to any real estate vested by deed or otherwise, under the laws of any jurisdiction, in either of the Constituent Corporations, shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the respective
      Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.

SECTION 5.       COVENANTS
                 ---------

5.1   Covenants of Raptor:  Raptor agrees that,  unless PFII otherwise agrees in
      --------------------
      writing:

      (a)   Certificate of  Incorporation  and Bylaws.  Until the earlier of the
            ------------------------------------------
            Effective Time or the rightful abandonment or termination of the Merger pursuant to Sections 7 or 8 or otherwise ("Release Time"), no amendment will be made in the certificate of incorporation or bylaws of Raptor.

      (b)   Dividends  and  Purchases  of Stock.  Until  the  Release  Time,  no
            ------------------------------------
            dividend or liquidating or other distribution or stock split shall be authorized, declared, paid or affected by Raptor in respect of the outstanding shares of Raptor Common Stock.

      (c)   Access.  Until the Release  Time,  Raptor will afford the  officers,
            -------
            directors, employees, counsel, agents, investment bankers accountants and other representatives of PFII free and full access to the plants, premises, properties, books and records of Raptor, will permit them to make extracts from and copies of such books and records, and will from time to time furnish PFII with such additional financial and operating data and other information as to the financial condition, results of operations, business, properties, assets, liabilities or future prospects of Raptor as PFII from time to time may request.

      (d)   Conduct of Business.  Until the Release  Time,  Raptor shall conduct
            --------------------
            its affairs so that at the Effective Time no representation or warranty of Raptor will be inaccurate, no covenant or agreement of Raptor will be breached, and no condition of this Agreement will remain unfulfilled by reason of the actions or omissions of Raptor. Except as otherwise requested by PFII in writing, until the Release Time, Raptor will use its best efforts to preserve the business operations of Raptor intact, to keep available the services of its present personnel, to preserve in full force and effect the contracts, agreements, instruments, leases, licenses, arrangements and understandings of Raptor, and to preserve the good will of its suppliers, customers and others having business relations with any of them. Until the Release Time, Raptor will conduct its business and operations in all respects only in the ordinary course.

      (e)   Advice of Changes.  Until the Release Time,  Raptor will immediately
            ------------------
            advise PFII in a detailed written notice of any fact or occurrence or any pending or threatened occurrence of which it obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement or the Raptor Disclosure Letter (as defined in Section 6.1 (a)), which (if existing and known at any time prior to or at the Effective Time) would make the performance by any party of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, or which (if existing and known at the time of the Effective Time) would cause a condition to any party's obligations under this Agreement not to be fully satisfied.

      (f)   Confidentiality.   Raptor   shall   ensure  that  all   confidential
            ----------------
            information which Raptor or any of its respective officers, directors, employees, counsel, agents, investment bankers, or accountants may now possess or may hereafter create or obtain relating to the financial condition, results of operation, business, properties, assets, liabilities or future prospects of PFII, any of PFII affiliate, or any customer or supplier of PFII or any such affiliate shall not be published, disclosed, or made accessible by any of them to any other person or entity at any time or used by any of them except pending the Effective Time in the business and for the benefit of Raptor, in each case without the prior written consent of PFII; provided, however, that the restrictions of this sentence shall not apply (i) after the Merger is rightfully abandoned or terminated pursuant to Section 7 or 8 or otherwise, but only to the extent such confidential information relates to the financial condition, results of operations, business, properties, assets, liabilities or future prospects of Raptor, of any affiliate of any of them, or (insofar as such confidential information was obtained directly by Raptor or any such affiliate from any customer or supplier of any of them) of any such customer or supplier, (ii) as may otherwise be required by law, (iii) as may be necessary or appropriate in connection with the enforcement of this Agreement, or
            (iv) to the extent the information shall have otherwise become publicly available. Raptor shall, and shall cause all other such persons and entities to, deliver to PFII all tangible evidence of the confidential information to which the restrictions of the foregoing sentence apply immediately after the rightful abandonment or termination of the Merger pursuant to Section 7 or 8 or otherwise.

      (g)   Public Statements. Before Raptor releases any information concerning
            ------------------
            this Agreement, the Merger, or any of the other transaction contemplated by this Agreement which is intended for or may result in public dissemination thereof, Raptor shall cooperate with PFII, shall furnish drafts of all documents or proposed oral statements to PFII for comments, and shall not release any such information without the written consent of PFII. Nothing contained herein shall prevent Raptor from releasing any information if required to do so by law.

      (h)   Indemnification.  Raptor  agrees to indemnify and hold harmless PFII
            ----------------
            and its officers, directors, managers, employees, agents and counsel, against any and all losses, liabilities (including personal liabilities of certain executives and directors), claims, damages, and expenses whatsoever (which shall include, for all purposes of this Section 5.1(j), but not be limited to, counsel fees and any and





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






            all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) as and when incurred and whether or not involving a third party arising out of, based upon, or in connection with (i) an untrue statement or alleged untrue statement of a material fact contained in this Agreement or any other document relating to this Agreement and the Merger contemplated thereby, and
            (ii) any liability under state or Federal securities laws resulting from any omission or alleged omission to state a material fact required to be stated in this Agreement or any other document required hereunder, provided in each case that such untrue statement, alleged untrue statement, omission, or alleged omission relates to information furnished by or on behalf of, or pertaining to, Raptor or any Raptor security holder or (ii) any breach of any representation, warranty, covenant or agreement of Raptor contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability Raptor may otherwise have, including liabilities arising under this Agreement.

5.2   Covenants of PFII:  PFII agrees that,  unless Raptor  otherwise  agrees in
      ------------------
      writing:

      (a)   Articles  of  Incorporation  and  Bylaws.  Until the  earlier of the
            -----------------------------------------
            Effective Time or the rightful abandonment or termination of the Merger pursuant to Section 7 or 8 or otherwise ("Release Time"), no amendment will be made in the articles of incorporation or bylaws of PFII.

      (b)   Shares and  Options.  Until the Release  Time,  no shares of capital
            --------------------
            stock of PFII, options or warrants for such shares, rights to subscribe to or purchase such shares, or securities convertible into or exchangeable for such shares, shall be issued, granted or sold by PFII without the prior written consent of an authorized officer of Raptor.

      (c)   Dividends  and  Purchases  of Stock.  Until  the  Release  Time,  no
            ------------------------------------
            dividend or stock split shall be authorized, declared, paid or affected by PFII in respect of the outstanding shares of PFII Common Stock.

      (d)   Assets/Liabilities/Borrowing  of Money. Until the Release Time, PFII
            ---------------------------------------
            shall not borrow money, guarantee the borrowing of money, engage in any transaction or enter into any material agreement, except in the ordinary course of business. At the Closing, PFII shall have no assets, no liabilities and no contracts in force or effect.

      (e)   Access.  Until the  Release  Time,  PFII will  afford the  officers,
            -------
            directors, employees, counsel, agents, investment bankers accountants and other representatives of Raptor free and full access to the plants, premises, properties, books and records of PFII and the PFII Subsidiaries, will permit them to make extracts from and copies of such books and records, and will from time to time furnish

            Raptor with such additional financial and operating data and other information as to the financial condition, results of operations, business, properties, assets, liabilities or future prospects of PFII and the PFII Subsidiaries as Raptor from time to time may request.

      (f)   Conduct of Business.  Until the Release Time, PFII shall conduct its
            --------------------
            affairs so that at the Effective Time no representation or warranty of PFII will be inaccurate, no covenant or agreement of PFII will be breached, and no condition of this Agreement will remain unfulfilled by reason of the actions or omissions of PFII. Except as otherwise requested by Raptor in writing, until the Release Time, PFII will use its best efforts to preserve the business operations of PFII intact, to keep available the services of its present personnel, to preserve in full force and effect the contracts, agreements, instruments, leases, licenses, arrangements and understandings of PFII, and to preserve the good will of its suppliers, customers and others having business relations with any of them. Until the Release Time, PFII will conduct its business and operations in all respects only in the ordinary course.

      (g)   Advice of Changes.  Until the Release  Time,  PFII will  immediately
            ------------------
            advise Raptor in a detailed written notice of any fact or occurrence or any pending or threatened occurrence of which it obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement or the PFII Disclosure Letter [as defined in Section 6.02 (a)], which (if existing and known at any time prior to or at the Effective Time) would make the performance by any party of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, or which (if existing and known at the time of the Effective Time) would cause a condition to any party's obligations under this Agreement not to be fully satisfied.

      (h)   Confidentiality. PFII shall ensure that all confidential information
            ----------------
            which PFII or any of its officers, directors, employees, counsel, agents, investment bankers, or accountants may now possess or may hereafter create or obtain relating to the financial condition, results of operation, business, properties, assets, liabilities or future prospects of Raptor, any Raptor affiliate, or any customer or supplier of Raptor or any such affiliate shall not be published, disclosed, or made accessible by any of them to any other person or entity at any time or used by any of them except pending the Effective Time in the business and for the benefit of PFII, in each case without the prior written consent of Raptor; provided, however, that the restrictions of this sentence shall not apply (i) after the Merger is rightfully abandoned or terminated pursuant to Section 7 or 8 or otherwise, but only to the extent such confidential information relates to the financial condition, results of operations, business, properties, assets, liabilities or future





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






            prospects of PFII or of any of its affiliates, or (insofar as such confidential information was obtained directly by PFII, any PFII Subsidiary, or any such affiliate from any customer or supplier of any of them) of any such customer or supplier, (ii) as may otherwise be required by law, (iii) as may be necessary or appropriate in connection with the enforcement of this Agreement, or (iv) to the extent the information shall have otherwise become publicly available. PFII shall, and shall cause all other such persons and entities to, deliver to Raptor all tangible evidence of the confidential information to which the restrictions of the foregoing sentence apply immediately after the rightful abandonment or termination of the Merger pursuant to Section 7 or 8 or otherwise.

      (i)   Public Statements.  Before PFII releases any information  concerning
            ------------------
            this Agreement, the Merger, or any of the other transactions contemplated by this Agreement which is intended for or may result in public dissemination thereof, PFII shall cooperate with Raptor, shall furnish drafts of all documents or proposed oral statements to Raptor for comments, and shall not release any such information without the written consent of Raptor Nothing contained herein shall prevent PFII from releasing any information if required to do so by law.

      (j)   Indemnification.  PFII agrees to indemnify and hold harmless  Raptor
            ----------------
            and its officers, directors, managers, employees, agents and counsel, against any and all losses, liabilities, claims, damages, and expenses whatsoever (which shall include, for all purposes of this Section 5.3(j), but not be limited to, counsel fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) as and when incurred and whether or not involving a third party arising out of, based upon, or in connection with (i) untrue statement or alleged untrue statement of a material fact contained in this Agreement or in any other document relating to this Agreement and the Merger contemplated thereby, and (ii) any liability under state or Federal securities laws resulting from any omission or alleged omission to state a material fact required to be stated this Agreement or any other document required hereunder, provided in each case that such untrue statement, alleged untrue statement, omission, or alleged omission relates to information furnished by or on behalf of, or pertaining to, PFII, any PFII Subsidiary, or any PFII security holder or (ii) any breach of any representation, warranty, covenant or agreement of PFII contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability PFII may otherwise have, including liabilities arising under this Agreement.

SECTION 6.       REPRESENTATIONS AND WARRANTIES
                 ------------------------------

6.1   Certain  Representations  and Warranties of Raptor:  Raptor represents and
      ---------------------------------------------------
      warrants to PFII as follows:

      (a)   Disclosures.  Raptor Network  Technologies,  Inc. is incorporated in
            ------------
            the State of California; its principal place of business is in California; the jurisdiction in which it is qualified to do business is California; and the business which it presently conducts and which it contemplates conducting is a combined network, storage, video and voice over IP technologies (VOIP) enfrastructure of software, hardware, design and manufacturing company. Raptor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with all requisite power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates and permits of and from, and declarations and filings with, all federal, state, local and other governmental authorities and all courts and other tribunals, to own, lease, license and use its properties and assets and to carry on the business in which it is now engaged and the business in which it contemplates engaging. Raptor is duly qualified to transact the business in which it is engaged and is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing, or use of property or assets or the conduct of its business makes such qualification necessary.

      (b)   Capitalization.  The authorized  capital stock of Raptor consists of
            ---------------
            40,000,000 shares of Raptor Common Stock, $0.001 par value, of which 15,485,000 common shares shall be outstanding as of Closing, and 5,000,000 shares of Series C Preferred Stock, $.50 par value, of which (fill in amount) shall be outstanding as of Closing, including the conversion of bridge funding, warrants and other amounts. Raptor is conducting a private placement of its common shares and prior to Closing may issue up to an additional two million common shares and/or two million additional shares of Series C Preferred Stock pursuant to such placement. Each of such outstanding shares of Raptor Common and/or Preferred Stock is validly authorized, validly issued, fully paid and nonassessable, has not been issued and is not owned or held in violation of any preemptive right of stockholders, and is owned of record and beneficially by the following persons in the case of Raptor in accordance with the following capitalization table:

                  SEE Exhibit "A"

            in each case free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements and voting trusts. Other than the shares and convertible securities disclosed herein, there is no commitment, plan or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of Raptor or any security or other instrument convertible into, exercisable for, or exchangeable for capital stock of Raptor, and there is outstanding no security or other instrument convertible into or exchangeable for capital stock of Raptor, other than as set forth herein.

      (c)   Financial  Condition.  Raptor has delivered to PFII true and correct
            ---------------------
            copies of its unaudited financial statements (profit and loss statement and a balance sheet). Such financial statements are true and correct. Since the preparation of such statements:

            (i) There has at no time been a material adverse change in the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Raptor.

            (ii) Raptor has not authorized, declared, paid or affected any dividend or liquidating or other distribution in respect of its capital stock or any direct or indirect redemption, purchase or other acquisition of any stock of Raptor.

      (d)   Tax and Other Liabilities.  To its knowledge, Raptor has no material
            --------------------------
            liability of any nature, accrued or contingent, including without limitation liabilities for federal, state, local or foreign taxes ("Taxes") and liabilities to customers or suppliers, except those reflected in the financial statements provided by Raptor to PFII. Raptor has filed all federal, state and local tax returns required to be filed by it, and all such tax returns are true and correct and all taxes due by Raptor have been paid.

      (e)   Litigation and Claims. Except as previously disclosed to PFII, there
            ----------------------
            is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, threatened or in prospect known to Raptor, with respect to Raptor or any of its businesses, properties or assets.

      (f)   Properties.  Raptor has good and marketable  title to all properties
            -----------
            and assets used in its business or owned by it, free and clear of all liens, security interests, mortgages, pledges, charges and encumbrances (except as set forth in the financial statements and other disclosures by Raptor to PFII, including the use of inventory, equipment, furniture and intellectual property.

      (g)   Retirement  Plans.  Raptor has no pension,  profit  sharing or other
            ------------------
            incentive plans or any outstanding bonuses, incentive compensation, vacations, severance pay, insurance or other benefits, except as previously disclosed to PFII.

      (h)   Authority to Merge.  Raptor has all requisite power and authority to
            -------------------
            execute, deliver and perform this Agreement. All necessary corporate proceedings of Raptor have been taken to authorize the execution, delivery and performance of this Agreement by Raptor, other than approval of the holders of Raptor Common Stock. This Agreement has been duly authorized, executed and delivered by Raptor, constitutes the legal, valid and binding obligation of Raptor, and is enforceable as to it in accordance with its terms. Except as set forth elsewhere herein, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local or other governmental authority or any court or other tribunal is required by Raptor for the execution, delivery or performance of this Agreement by Raptor. No consent of any party to any contract, agreement, instrument, lease, arrangement or understanding to which Raptor is a party, or to which any of its properties or assets are subject, is required for the execution, delivery or performance of this Agreement. At the Effective Time, the Surviving Corporation will acquire all right, title and interest of Raptor in and to all of its properties and assets, free and clear of all liens, mortgages, security interests, pledges, charges and encumbrances, except these specifically assumed as set forth a disclosure letter to be delivered by Raptor to PFII at Closing (the "Raptor Disclosure Letter").

6.2   Certain  Representations  and  Warranties  of PFII:  PFII  represents  and
      ---------------------------------------------------
      warrants to Raptor as follows:

      (a)   Disclosure. PFII is incorporated in Colorado; its principal place of
            -----------
            business is in Colorado; the jurisdiction in which it is qualified to do business is Colorado; and the business which it presently conducts and which it contemplates conducting will be sold to a private party prior to the Closing. PFII is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with all requisite power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates and permits of and from, and declarations and filings with, all federal, state, local and other governmental authorities and all courts and other tribunals, to own, lease, license and use its properties and assets and to carry on the business in which it is now engaged and the business in which it contemplates engaging. PFII is duly qualified to transact the business in which it is engaged and is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing, or use of property or assets or the conduct of its business makes such qualification necessary.

      (b)   Capitalization.  The  authorized  capital  stock of PFII consists of
            ---------------
            50,000,000  shares of PFII Common  Stock,  and  5,000,000  shares of
            Preferred Stock, $0.001 par value, of which 4,034,000 shares of registered Common Stock and zero shares of Preferred Stock shall be outstanding at Closing. Immediately prior to Closing, PFII shall cause to be cancelled all the shares of its outstanding restricted common stock, and shall have only 1,034,000 shares of registered common stock outstanding. Each of such outstanding shares of PFII Common Stock is validly authorized, validly issued, fully paid and nonassessable, has not been issued and is not owned or held in violation of any preemptive right of stockholders. There is no commitment, plan or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of PFII or any security or other instrument convertible into, exercisable for, or exchangeable for capital stock of PFII. There is outstanding no security or other instrument convertible into or exchangeable for capital stock of PFII.

      (c)   Financial  Condition.  PFII has delivered to Raptor true and correct
            ---------------------
            copies of its audited and unaudited financial statements (profit and loss statement and a balance sheet). Such financial statements are true and correct. Since the preparation of the aforementioned financial statements: (i) There has at no time been a material adverse change in the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of PFII; (ii) PFII has not authorized, declared, paid or effected any dividend or liquidating or other distribution in respect of its capital stock or any direct or indirect redemption, purchase or other acquisition of any stock of PFII.

      (d)   Tax and Other  Liabilities.  PFII has no  liability  of any  nature,
            ---------------------------
            accrued or contingent, including without limitation liabilities for federal, state, local or foreign taxes ("Taxes") and liabilities to customers or suppliers, except those reflected in the financial statements provided by PFII to Raptor.

      (e)   Litigation and Claims. There is no litigation,  arbitration,  claim,
            ----------------------
            governmental or other proceeding (formal or informal), or investigation pending, threatened or in prospect known to PFII, with respect to PFII or any of its businesses, properties or assets, other than those proceedings previously disclosed to Raptor.

      (f)   Properties. PFII has good and marketable title to all properties and
            -----------
            assets used in its business or owned by it, free and clear of all liens, security interests, mortgages, pledges, charges and encumbrances except these specifically assumed as set forth a disclosure letter to be delivered by PFII to Raptor at Closing (the "PFII Disclosure Letter").

      (g)   Authority to Merge.  PFII has all  requisite  power and authority to
            -------------------
            execute, deliver and perform this Agreement. All necessary corporate proceedings of PFII have been taken to authorize the execution, delivery and performance of this Agreement by PFII, other than approval of the holders of PFII Common Stock. This Agreement has been duly authorized, executed and delivered by PFII, constitutes the legal, valid and binding obligation of PFII, and is enforceable as to it in accordance with its terms. Except as set forth elsewhere herein, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local or other governmental authority or any court or other tribunal is required by PFII for the execution, delivery or performance of this Agreement by PFII. No consent of any party to any contract, agreement, instrument, lease, arrangement or understanding to which PFII is a party, or to which any of its properties or assets are subject, is required for the execution, delivery or performance of this Agreement.


SECTION 7.       ABANDONMENT AND TERMINATION
                 ---------------------------

7.1   Right of PFII to Abandon:  PFII's Board of Directors  shall have the right
      -------------------------
      to abandon or terminate the Merger if any of the following shall not be true or shall not have occurred, as the case may be, prior to the Effective Time:

      (a)   Accuracy of  Representations  and Compliance  with  Conditions:  All
            ---------------------------------------------------------------
            representations and warranties of Raptor contained in this Agreement shall be accurate when made and, in addition, shall be accurate as of the Effective Time as though such representations and warranties were then made in exactly the same language by Raptor and regardless of knowledge or lack thereof on the part of Raptor or changes beyond their control; as of the Effective Time, Raptor shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by them at or before the Effective Time of this Agreement; and PFII shall have received a certificate executed by the chief executive officer and the chief financial officer of Raptor dated the Effective Time to that effect.

      (b)   Other Closing  Documents:  Raptor shall have delivered to PFII at or
            -------------------------
            prior to the Effective Time such other documents as PFII may reasonably request in order to enable PFII to determine whether the conditions to its obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

      (c)   Legal Action: There shall not have been instituted or threatened any
            -------------
            legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.

7.2   Right of Raptor to Abandon:  The Board of  Directors  of Raptor shall have
      ---------------------------
      the right to abandon or terminate the Merger if any of the following shall not be true or shall not have occurred, as the case may be, prior to the Effective Time:

      (a)   Accuracy of  Representations  and Compliance  with  Conditions.  All
            ---------------------------------------------------------------
            representations and warranties of PFII contained in this Agreement shall be accurate when made and, in addition, shall be accurate as of the Effective Time as though such representations and warranties were then made in exactly the same language by PFII and regardless of knowledge or lack thereof on the part of PFII or changes beyond their control; as of the Effective Time, PFII shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by them at or before the Effective Time of this Agreement; and Raptor shall have received a certificate executed by the chief executive officer and the chief financial officer of the PFII dated the Effective Time to that effect.

      (b)   Other Closing  Documents.  PFII shall have delivered to Raptor at or
            -------------------------
            prior to the Effective Time such other documents as Raptor may reasonably request in order to enable Raptor to determine whether the conditions to its obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

      (c)   Legal Action. There shall not have been instituted or threatened any
            -------------
            legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.


SECTION 8.       ADDITIONAL TERMS OF ABANDONMENT
                 -------------------------------

8.1   Mandatory Abandonment:  The Merger shall be abandoned or terminated if the
      ----------------------
      holders of at least the requisite majority of the shares of any of the Constituent Corporations, as required by applicable state laws, shall not have voted in favor of the adoption and approval of this Agreement, the Merger and the other transactions contemplated hereby.

8.2   Optional  Abandonment:  In  addition to the  provisions  of Section 7, the
      ----------------------
      Merger may be abandoned or terminated at or before the Effective Time, notwithstanding the adoption and approval of this Agreement, the Merger and the other transactions contemplated hereby by the stockholders of the parties hereto:

      (a) By mutual agreement of the Boards of Directors of the Constituent Corporations; or

      (b) At the option of any of the respective Boards of Directors of the Constituent Corporations, if the Effective Time shall not have occurred on or before September 30, 2003.

8.3   Effect of Abandonment: If the Merger is rightfully abandoned or terminated
      ----------------------
      as provided in Section 7 or this Section 8:

      (a) This Agreement shall forthwith become wholly void and of no effect without liability on the part of either party to this Agreement or on the part of any officer, director, controlling person, employee, counsel, agent or shareholder thereof; and

      (b) The Constituent Corporations shall each pay and bear its own fees and expenses incident to the negotiation, preparation and execution of this Agreement and its respective meetings of stockholders, including fees and expenses of its counsel, accountants, investment banking firm and other experts.


SECTION 9.       GENERAL PROVISIONS
                 ------------------

9.1   Further Actions:  At any time and from time to time, each party agrees, at
      ----------------
      its expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

9.2   Amendments:  This  Agreement  sets forth the entire  understanding  of the
      -----------
      parties with respect to the subject matter hereof and supersedes all existing agreements among them concerning such subject matter. This Agreement may be amended prior to the Effective Time (notwithstanding stockholder adoption and approval) by a written instrument executed by the Constituent Corporations with the approval of their respective Boards of Directors.

9.3   Notices:  Any notice or other  communication  required or  permitted to be
      --------
      given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express or similar overnight delivery or courier service or delivered in person against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement. Notices hereunder shall be deemed delivered only upon actual delivery against a signed receipt.

9.4   Waiver:  Any  waiver  by any party of a breach  of any  provision  of this
      -------
      Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. Any waiver must be in writing and be authorized by a resolution of the Board of Directors of the waiving party.

9.5   Binding Effect: The provisions of this Agreement shall be binding upon and
      ---------------
      inure to the benefit of the Constituent Corporations and their respective successors and assigns and shall inure to the benefit of each indemnity.

9.6   Separability:  If any provision of this  Agreement is invalid,  illegal or
      -------------
      unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

9.7   Headings:  The headings in this  Agreement are solely for  convenience  of
      ---------
      reference   and  shall  be  given  no  effect  in  the   construction   or
      interpretation of this Agreement.

9.8   Counterparts;  Governing Law: This Agreement may be executed in any number
      -----------------------------
      of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of California.

                         --- SIGNATURES ON NEXT PAGE ---

      IN WITNESS WHEREOF, this Agreement has been approved by resolutions duly adopted by the Board of Directors of each of the Constituent Corporations and has been signed by duly authorized officers of each of the Constituent Corporations, and each of the Constituent Corporations has caused its corporate seal to be hereunto affixed and attested by the signature of its Secretary or Assistant Secretary, all as of the date first above written.


PACIFIC INTERMEDIA, INC.                                     September 9, 2003



/s/ Tina M. Bogani
--------------------------------------------
Tina M. Bogani
President and Chief Executive Officer



RAPTOR NETWORKS TECHNOLOGY, INC.                             September 9, 2003


/s/ Lyle Pearson
--------------------------------------------
Lyle Pearson
President and Chief Executive Officer

                         EXHIBIT "A" TO MERGER AGREEMENT
                         -------------------------------

                               RAPTOR SHAREHOLDERS
                               -------------------

Name                                          Number of Shares
----                                          ----------------

Lyle Pearson - Chairman/CEO                      4,000,000

Eddie Hoffman - CTO                              3,000,000

Ananda Perera - VP Engineering                   3,000,000

Brent Langbehn                                     150,000

Mark P. Francis                                    100,000

Richard & Michelle Knoll                            30,000

Edward & Wendy Evangelista                          20,000

Bruce & Iris Krug                                  100,000

Karen Florio & James Adelmann                       30,000

Mark Swickle                                       200,000

Warren Eugene Pizinger                              20,000

Nader Nimas                                         30,000

Almamlaka LTD, BVI                                 672,000

The Leopard-Alliance Company Ltd, BVI              672,000

Tarek Obaid                                        672,000

Turki bin Abdullah                               1,072,456

Dr Robert Siegel                                   100,000

Boston Life & Annuity, Co. (Emma Teta)              25,000

Dr Robert Siegel                                    50,000

David & Nancy Nechas                                30,000

Jim Rockmore                                        40,000

David & Nancy Nechas                               100,000

Alex Cherepakhov                                   200,000

Steel Tech Inc.                                     40,000

Sandra Homma                                       500,000

Annette San Flipppo                                300,000

Keith Webb                                         125,000

Keith Webb                                         125,000

Malina Kavaldjieva                                 100,000

Margaret Wheddon                                   150,000

Atlantic Commucations                              150,000

Brent Langbehn                                      50,000

Focus Partners                                       9,000

Gary Smith                                          50,000

Alchemy Advisors LLC                             1,690,000

Atlantic Communications                          1,558,800
                                                ----------

Total                                           19,161,256